Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

FIRST CAPITAL CHINA CORPORATION

WITH AND INTO

ARTCRAFT V, INC.

____________________________________

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware
____________________________________

Artcraft V, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  The Corporation owns all of the outstanding shares of capital stock of First Capital China Corporation, a corporation incorporated under the laws of the State of Delaware (the “Subsidiary”).

SECOND:  On December 29, 2009, the Board of Directors of the Corporation adopted the resolutions set forth on Exhibit A, by unanimous written consent in lieu of a meeting, in order to merge the Subsidiary with and into the Corporation upon the terms set forth in such resolutions (the “Merger”).

THIRD:  The name of the surviving corporation in the Merger is Artcraft V, Inc. and is changing its name to “First Capital China Corporation.”

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its authorized officer, this 29th day of December, 2009.

ARTCRAFT V, INC.

By:   /s/ Li Te Xiao
Name:  Li Te Xiao
Title:  Chief Executive Officer

Exhibit A

Resolutions of the Board of Directors of Artcraft V, Inc.

Pursuant to Sections 141(f), 245 and 253 of the General Corporation Law of the State of Delaware, the undersigned, being the sole director of Artcraft V, Inc., a Delaware corporation (the “Corporation”), hereby consents in writing to the adoption of the following resolutions with the same force and effect as if they had been unanimously adopted by a duly convened meeting of the Board of Directors of the Corporation (the “Board”).

Merger of Subsidiary into Corporation

WHEREAS, the Corporation is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of common stock, par value $.001 per share, of First Capital China Corporation, a Delaware corporation and a wholly owned direct subsidiary of the Corporation (the “Subsidiary”); and

WHEREAS, the Board has determined that the merger of the Subsidiary with and into the Corporation (the “Merger”) is advisable and in the best interests of the Corporation.

NOW THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Corporation so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective, with the Corporation being the surviving corporation in the Merger (the “Surviving Corporation”), which shall continue to exist under, and be governed by, the laws of the State of Delaware;

FURTHER RESOLVED, that the terms and conditions of the Merger be as follows:

(a)           From and after the effective time of the Merger (the “Effective Time”), the Surviving Corporation will possess all of the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Subsidiary and the Corporation, all as provided under the General Corporation Law of the State of Delaware;

(b)           Each share of common stock, par value $.001 per share, of the Subsidiary issued and outstanding immediately before the Effective Time will be canceled and extinguished as a result of the Merger and no payment or other consideration shall be made with respect thereto;

(c)           Each share of common stock, par value $.001 per share, of the Corporation issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation;

(d)           Following the Effective Time, the Certificate of Incorporation of the Corporation shall continue as the Certificate of Incorporation of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable law; and

(e)           Following the Effective Time, the By-Laws of the Corporation as in effect immediately prior to the Effective Time shall continue as the By-Laws of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with the provisions of the Certificate of Incorporation of the Surviving Corporation, the By-Laws of the Corporation and applicable law;

FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to make and execute a Certificate of Ownership and Merger on behalf of the Corporation in accordance with Section 253(a) of the General Corporation Law of the State of Delaware and to cause the same to be filed with the Secretary of State of the State of Delaware and to pay all costs and expenses incurred in connection therewith; and

FURTHER RESOLVED, that the Certificate of Ownership and Merger shall be effective at the time of filing of such certificate with the Secretary of State of the State of Delaware.

Corporate Name Change

RESOLVED, that, pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, effective at the Effective Time, the corporate name of the Surviving Corporation be changed to “First Capital China Corporation” (the “Name Change”); and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them is, hereby authorized and empowered to do or cause to be done, in the name and on behalf of the Corporation, any and all such other acts and things, including, without limitation, to cause the Corporation to execute, attest, seal, deliver and/or file in the name and on behalf of the Corporation, any and all instruments and other documents as the officers of the Corporation, or any of them, may deem necessary, advisable or appropriate to effectuate the Name Change or to reflect the Name Change in the books and records of the Corporation or in the books and records of any third party.

Amended and Restated By-Laws

RESOLVED, that, pursuant to Article VIII, Section 6 of the By-Laws of the Corporation, Article SIXTH of the Certificate of Incorporation of the Corporation, and Section 109(a) of the General Corporation Law of the State of Delaware, the form of Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, which By-Laws are being amended and restated in order to reflect the Name Change, is hereby approved and adopted as the Amended and Restated By-Laws of the Corporation.

Restated Certificate of Incorporation

RESOLVED, that, pursuant to Section 245(b) of the General Corporation Law of the State of Delaware, the form of Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit B and incorporated herein by reference, which Certificate of Incorporation is being restated and integrated in order to reflect the Name Change, is hereby approved and adopted as the Restated Certificate of Incorporation of the Corporation; and

FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to cause the Restated Certificate of Incorporation of the Corporation to be filed with the Secretary of State of the State of Delaware and to pay all costs and expenses incurred in connection therewith.

Appointment of Officers

RESOLVED, that Arthur Shi is appointed as an additional officer of the Corporation and shall replace Li Te Xiao as Chief Executive Officer and Secretary of the Corporation, to serve until such time as his successor is duly appointed and qualified.

FURTHER RESOLVED, that Li Te Xiao will continue to serve as President and Chief Financial Officer until such time as his succesor is duly appointed and qualified.

General

RESOLVED, that the officers of the Corporation be, and each of them is, hereby authorized and empowered to do or cause to be done, in the name and on behalf of the Corporation, any and all such other acts and things, including, without limitation, to cause the Corporation to execute, attest, seal, deliver and/or file, in the name and on behalf of the Corporation, any and all such agreements, consents, certificates, instruments and any other documents as the officers of the Corporation, or any of them, may deem necessary, advisable or appropriate to effectuate the foregoing resolutions or to implement the intent and purposes hereof (including with respect to the Merger, the Name Change and formation of the BVI Subsidiary), and any agreement, consent, certificate, instrument or document so executed or act or thing so done or caused to be done by them, or any of them, shall be conclusive evidence of their or his or her authority in so doing; and if in connection with any of the foregoing any particular form of resolution or resolutions is required by any third party, such resolution or resolutions will be deemed hereby adopted, provided that a copy of such resolution or resolutions shall be inserted in the minute book of the Corporation following these resolutions and that the Secretary of the Corporation is authorized to certify such resolution or resolutions as having been adopted by these resolutions; and

FURTHER RESOLVED, that any and all actions heretofore taken by the officers of the Corporation, or any of them, in connection with the transactions described in the foregoing resolutions be, and they hereby are, ratified, confirmed, approved and adopted in all respects.

[SIGNATURES ON FOLLOWING PAGE]

This written consent shall be effective as of the date first written above when executed by the sole director in the place designated for his signature below.

Upon execution of this consent, the undersigned hereby directs that this consent be filed in the Corporation’s Minute Book.

/s/ Li Te Xiao
Li Te Xiao, Sole Director

EXHIBIT A

Amended and Restated By-Laws

[Attached as Exhibit 3.2 to the Form 8-K filed on 12/31/2009]

EXHIBIT B

Restated Certificate of Incorporation

[Attached as Exhibit 3.3 to the Form 8-K filed on 12/31/2009]